EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 30, 2001 included in Hollywood Media Corp.'s (formerly Hollywood.com, Inc.) Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Miami, Florida,
November 14, 2001.